UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2006
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HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)
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DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
On October 16, 2006, Helix Biomedix, Inc. (the “Company”) entered into a Second Amendment to Employment Agreement with each of R. Stephen Beatty, the Company’s President and Chief Executive Officer, and Timothy Falla, Ph.D., the Company’s Vice President and Chief Scientific Officer. Mr. Beatty’s Second Amendment, which has an effective date of June 30, 2006, amended his Employment Agreement dated as of July 1, 2003 to (a) revise the term of his Employment Agreement from terminating on June 30, 2006 to continuing until such time as it is terminated by either the Company or Mr. Beatty as set forth in the Agreement; (b) provide that the Company shall review Mr. Beatty’s compensation and performance annually, and that Mr. Beatty shall be eligible for an increase in his base salary or other compensation; and (c) provide that Mr. Beatty shall be entitled to four weeks paid vacation and all benefits (such as medical, dental, sick leave, disability and retirement benefits) as are generally available from time to time to employed senior executives of the Company.
Mr. Falla’s Second Amendment, which has an effective date of June 30, 2006, amended his Employment Agreement dated as of July 1, 2003 to (a) revise the term of his Employment Agreement from terminating on June 30, 2006 to continuing until such time as it is terminated by either the Company or Mr. Falla as set forth in the Agreement and (b) provide that the Company shall review Mr. Falla’s compensation and performance annually, and that Mr. Falla shall be eligible for an increase in his base salary or other compensation.
On October 12, 2006, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with David Drajeske (“Drajeske”), the Company’s Vice-President - Business Development, whereby the Company and Drajeske agreed to (a) terminate that certain Employment Agreement dated August 12, 2004 by and between the Company and Drajeske and (b) discontinue Drajeske’s employment relationship effective as of October 13, 2006 (the “Resignation Date”). Pursuant to the terms of the Separation Agreement, the Company agreed to pay Drajeske a severance payment in the aggregate amount of $100,000, payable in six equal monthly installments. In exchange, pursuant to the Company’s standard separation policy, Drajeske agreed, among other things, to release the Company from certain claims and, for a period of one year following the Resignation Date, to not solicit any licensor to, or customer of, the Company, or any licensee of the Company’s products, in each case that are known to Drajeske, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the Resignation Date. In addition, Drajeske agreed to not solicit any of the Company’s employees for a period of two years following the Resignation Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.
Dated: October 18, 2006	By:	/s/ David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer